UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 12, 2022

HISTOGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10655 Sorrento Valley Road, Suite 200, San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

(858) 526-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HSTO	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 12, 2022, Histogen Inc. (“Histogen” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single healthcare-focused institutional investor (the “Investor”) for the sale by the Company of (i) a pre-funded warrant to purchase up to an aggregate 1,774,309 shares of common stock (the “Pre-Funded Warrant”), (ii) a Series A warrant to purchase up to an aggregate of 1,774,309 shares of common stock (the “Series A Warrant”), and (iii) a Series B warrant to purchase up to an aggregate of 1,774,309 shares of common stock (the “Series B Warrant,” and together with the Pre-Funded Warrant and the Series A Warrant, the “Warrants”), in a private placement offering (the “Offering”). The combined purchase price of one Pre-Funded Warrant and accompanying Series A Warrant and accompanying Series B Warrant is $2.818.

Subject to certain ownership limitations, the Series A Warrant will become exercisable immediately after the issuance date at an exercise price equal to $2.568 per share of common stock, subject to adjustments as provided under the terms of the Series A Warrant, and has a term of five and one half years from the issuance date. Subject to certain ownership limitations, the Series B Warrant will become exercisable immediately after the issuance date at an exercise price equal to $2.568 per share of common stock, subject to adjustments as provided under the terms of the Series B Warrant, and has a term of eighteen months from the issuance date. Subject to certain ownership limitations described in the Pre-Funded Warrant, the Pre-Funded Warrant is immediately exercisable and may be exercised at an exercise price of $0.0001 per share of common stock any time until all of the Pre-Funded Warrant is exercised in full.

The closing of the sale of the Warrants under the Purchase Agreement is expected to occur on or about July 14, 2022, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from the Offering are expected to be approximately $5 million, before deducting the placement agent’s fees and other offering expenses, and excluding the proceeds, if any, from the exercise of the Series A Warrant and the Series B Warrant. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

In connection with the Purchase Agreement, Histogen entered in a Registration Rights Agreement with the Investor and agreed to file within fifteen days a resale registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (the “Commission”) covering all shares of common stock issuable upon exercise of the Warrants, and to cause the Resale Registration Statement to become effective within seventy-five days assuming “full review” of the Resale Registration Statement by the Commission.

The Warrants and the shares issuable upon exercise of the Warrants are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

In connection with the Purchase Agreement, the Company also entered into a warrant amendment agreement (the “Warrant Amendment”) with the Investor, in consideration for the Investor’s participation in the Offering and purchase of Warrants in the Offering and the payment of $0.0316 per share for each share of common stock issuable upon the exercise of the Existing Warrants (as defined below), pursuant to which the Company agreed to amend the Investor’s existing warrants to purchase up to (i) 52,558 shares of common stock at an exercise price of $34.00 per share issued on November 16, 2020 and expiring on May 18, 2026, (ii) 148,183 shares of common stock at an exercise price of $20.00 per share issued on June 7, 2021 and expiring on June 7, 2026 and (iii) 247,059 shares of common stock at an exercise price of $8.50 per share issued on December 20, 2021 and expiring on June 21, 2027 (collectively, the “Existing Warrants”), as follows: (i) the Existing Warrants were amended by reducing the Exercise Price (as defined therein) of the Existing Warrants to $2.568 per share; and (ii) the Existing Warrants were amended by changing the expiration date of the Existing Warrants to five and one-half (5.5) years following the closing of the Offering.

Pursuant to an engagement letter dated as of March 1, 2022 (the “Engagement Letter”), between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), the Company has agreed to pay Wainwright an aggregate fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in the transaction as well as a management fee equal to 1.0% of the gross proceeds received by the Company from the sale of the securities in the transactions. Pursuant to the Engagement Letter, the Company will also issue to Wainwright or its designees warrants to purchase up to 7.0% of the aggregate number of shares of common stock sold in the transactions, or warrants to purchase up to an aggregate of 124,202 shares of common stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Series A Warrants, except that the Placement Agent Warrants have an exercise price equal to 125% of the offering price, or $3.5225 per share, subject to adjustments as provided under the terms of the Placement Agent Warrants. The Engagement Letter has a 12-month tail, indemnity and other customary provisions for transactions of this nature. The Placement Agent Warrants and the shares issuable upon exercise of the Placement Agent Warrants were offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. The Company will also pay Wainwright $85,000 for non-accountable expenses.

The forms of the Purchase Agreement, Registration Rights Agreement, the Warrant Amendment, the Pre-Funded Warrant, the Series A Warrant, the Series B Warrant, and the Placement Agent Warrant are filed as Exhibits 10.1, 10.2, 10,3, 4.1, 4.2, 4.3, and 4.4, respectively, and the Engagement Letter is filed as Exhibit 10.4, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Pre-Funded Warrant, the Series A Warrant, the Series B Warrant, and Placement Agent Warrants and the shares of common stock issuable thereunder is hereby incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On July 12, 2022, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

4.2	Form of Series A Warrant to Purchase Common Stock.

4.3	Form of Series B Warrant to Purchase Common Stock.

4.4	Form of Placement Agent Warrant.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Registration Rights Agreement.

10.3	Form of Warrant Amendment.

10.4	Engagement Letter between Histogen Inc. and H.C. Wainwright & Co., LLC, dated as of March 1, 2022 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-36003) filed with the Securities and Exchange Commission on March 25, 2022).

99.1	Press release dated July 12, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGEN INC.

Date: July 12, 2022	/s/ Susan A. Knudson
Susan A. Knudson
Executive Vice President, Chief Financial Officer & Corporate Secretary